UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36715	56-2568057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 251-0005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 16, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Nevro Corp. (the “Company”) approved the annual base salaries (effective January 1, 2017) and target annual performance bonuses for 2017 and equity compensation awards for Andrew Galligan, the Company’s Chief Financial Officer, and Doug Alleavitch, the Company’s Vice President, Quality. In addition, on November 16, 2016, the Board approved, on recommendation of the Committee, the annual base salary (effective January 1, 2017) and target annual performance bonus for 2017 and equity compensation award to the Company’s Chief Executive Officer.

The following table sets forth the annual base salaries and target annual performance bonuses for each of the Company’s named executive officers:

Name and Title	Annual Base Salary	Target Annual Performance Bonus Percentage
Rami Elghandour	$680,000	100%
President and Chief Executive Officer
Andrew Galligan	$430,000	65%
Chief Financial Officer
Doug Alleavitch	$315,000	50%
Vice President, Quality

The equity awards to each of the named executive officers will include an option to purchase the Company’s common stock and award of restricted stock units and will be made pursuant to the Company’s 2014 Equity Incentive Award Plan and be reported on a Form 4 Statement of Change in Beneficial Ownership of Securities pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, within two (2) business days of the applicable grant date. The exercise price per share of the option grants will be the closing trading price of the Company’s common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: November 22, 2016	By:	/s/ Andrew H. Galligan
Andrew H. Galligan
Chief Financial Officer